SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 22, 2003

DEPOMED, INC.
(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone no., including area code: (650) 462-5900

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure

On October 22, 2003, Depomed, Inc., a California corporation (the “Company”), entered into an Underwriting Agreement with Thomas Weisel Partners LLC, CIBC World Markets Corp. and Punk, Ziegel & Company, L.P. (together, the “Underwriters”) relating to the sale of 6,500,000 shares of the Company’s common stock at an offering price to the public of $5.50 per share.  The Underwriters have been granted a 30-day over-allotment option to purchase up to an additional 975,000 shares of common stock from the Company.  The shares are being offered pursuant to the Company’s Registration Statement on Form S-3, as amended (File No. 333-108973).  The transaction is expected to close on October 28, 2003, subject to customary closing conditions.

The Underwriting Agreement and the press release related to the offering are attached hereto as Exhibits 1.1 and 99.1 and are incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated October 22, 2003
99.1	Depomed, Inc. Press Release issued on October 23, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEPOMED, INC.

/s/ John F. Hamilton
John F. Hamilton
Vice President - Finance and Chief Financial Officer

Date: October 23, 2003